Exhibit 11 - Computation of per share earnings


                                                      Three Months Ended
                                                           March 31,
                                                  --------------------------
                                                       2000           1999
                                                       ----           ----

Weighted average common shares outstanding          1,215,297      1,239,074

Dilutive effect of common stock equivalents                --             --
                                                  -----------     ----------
Weighted average common and common stock
 equivalent shares outstanding                      1,215,297      1,239,074
                                                  ===========     ==========
Net income                                        $   448,740     $  407,459
                                                  ===========     ==========

Earnings per share:
  Basic                                           $      0.37     $     0.33
                                                  ===========     ==========
  Diluted                                         $      0.37     $     0.33
                                                  ===========     ==========

                                      16